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                                                                    EXHIBIT 5.1




                               November 4, 1997



Post Properties, Inc.
3350 Cumberland Circle
Suite 2200
Atlanta, Georgia 30339

      Re:   Post Properties, Inc. -- Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

            We have acted as counsel for Post Properties, Inc., a Georgia corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering pursuant to the Post Properties, Inc. Dividend Reinvestment Plan, as set forth in the prospectus contained in the Registration Statement (the "Prospectus"), of 750,000 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock") of the Company.

            In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and of public officials.

            This opinion is limited in all respects to the federal laws of the United States of America and the laws of the State of Georgia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressed stated herein.

            Based upon the foregoing, and the other limitations and qualifications set forth herein, we are of the opinion that:




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Post Properties, Inc.
November 4, 1997
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     (i)   The Company is a corporation validly existing and, based solely on a certificate of the Secretary of State of Georgia, in good standing under the laws of the State of Georgia.

     (ii) Upon the due authorization of the issuance of the Shares and the issuance and sale thereof as described in the Registration Statement and the Prospectus, such Shares will be validly issued, fully paid and nonassessable.

     The opinions set forth above are subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, and
(ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or law).

          This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.

                                        Very truly yours,

                                        KING & SPALDING